As filed with the Securities and Exchange Commission on January 18, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-21817

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-26837

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-57293

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-78313

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-38430

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-38432

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-61914

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-61918

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-88570

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-109228

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160796

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167023

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181106

FORM S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1746596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address, including zip code, of Principal Executive Offices)

Sunrise Senior Living, Inc. 2008 Omnibus Incentive Plan, as Amended

2003 Stock Option and Restricted Stock Plan

2002 Stock Option and Restricted Stock Plan

2001 Stock Option Plan

Employee Stock Purchase Plan

2000 Stock Option Plan

1999 Stock Option Plan

1998 Stock Option Plan

1997 Stock Option Plan

1996 Non-Incentive Stock Option Plan, as Amended

(Full title of the plans)

Mark S. Ordan	(703) 273-7500
Chief Executive Officer Sunrise Senior Living, Inc. 7900 Westpark Drive McLean, VA 22102 (Name and address of agent for service)	(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

Sunrise Senior Living, Inc. (the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable by the Company pursuant to the (i) Sunrise Senior Living, Inc. 2008 Omnibus Incentive Plan, as Amended, (ii) 2003 Stock Option and Restricted Stock Plan, (iii) 2002 Stock Option and Restricted Stock Plan, (iv) 2001 Stock Option Plan, (v) Employee Stock Purchase Plan, (vi) 2000 Stock Option Plan, (vii) 1999 Stock Option Plan, (viii) 1998 Stock Option Plan, (ix) 1997 Stock Option Plan, and (x) 1996 Non-Incentive Stock Option Plan, as Amended, previously registered by the Company pursuant to the following registration statements (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (Registration No. 333-181106) filed with the Securities and Exchange Commission on May 2, 2012;

•	Registration Statement on Form S-8 (Registration No. 333-167023) filed with the Securities and Exchange Commission on May 21, 2010;

•	Registration Statement on Form S-8 (Registration No. 333-160796) filed with the Securities and Exchange Commission on July 27, 2009;

•	Registration Statement on Form S-8 (Registration No. 333-109228) filed with the Securities and Exchange Commission on September 29, 2003;

•	Registration Statement on Form S-8 (Registration No. 333-88570) filed with the Securities and Exchange Commission on May 17, 2002;

•	Registration Statement on Form S-8 (Registration No. 333-61918) filed with the Securities and Exchange Commission on May 30, 2001;

•	Registration Statement on Form S-8 (Registration No. 333-61914) filed with the Securities and Exchange Commission on May 30, 2001;

•	Registration Statement on Form S-8 (Registration No. 333-38432) filed with the Securities and Exchange Commission on June 2, 2000;

•	Registration Statement on Form S-8 (Registration No. 333-38430) filed with the Securities and Exchange Commission on June 2, 2000;

•	Registration Statement on Form S-8 (Registration No. 333-78313) filed with the Securities and Exchange Commission on May 12, 1999;

•	Registration Statement on Form S-8 (Registration No. 333-57293) filed with the Securities and Exchange Commission on June 19, 1998;

•	Registration Statement on Form S-8 (Registration No. 333-26837) filed with the Securities and Exchange Commission on May 9, 1997; and

•	Registration Statement on Form S-8 (Registration No. 333-21817) filed with the Securities and Exchange Commission on February 14, 1997.

On January 9, 2013 (the “Effective Time”), pursuant to an Agreement and Plan of Merger dated as of August 21, 2012 (the “Merger Agreement”) by and among the Company, Brewer Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Holdco”), Brewer Holdco Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Holdco Sub”), Health Care REIT, Inc., a Delaware corporation (“HCN”), and Red Fox, Inc., a Delaware corporation and a wholly owned subsidiary of HCN (“Merger Sub”), (a) Holdco Sub merged with and into the Company, with the Company surviving as the wholly owned subsidiary of Holdco (the “Holding Company Merger”) and, (b) after the Holding Company Merger, Merger Sub merged with and into Holdco with Holdco surviving as a wholly owned subsidiary of HCN (the “Merger”).

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has, in accordance with Rule 478 promulgated under the Securities Act, duly caused these Post-Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on January 18, 2013.

SUNRISE SENIOR LIVING, LLC (successor by conversion to Sunrise Senior Living, Inc.)

By:	/s/ C. Marc Richards
Name:	C. Marc Richards
Its:	Chief Financial Officer